       As filed with the Securities and Exchange Commission on November 19, 1998
                                                Registration No.333-
                                                                    ------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                                   MAXCO, INC.
             (Exact Name of Registrant as Specified in Its Charter)

      Michigan                                            38-1792842
(State of Incorporation)                            (IRS Employer I.D. Number)

                               1118 Centennial Way
                                Lansing, MI 48917
                     (Address of Principal Executive Office)

                       MAXCO, INC. 1998 STOCK OPTION PLAN
                              (Full Title of Plan)

                                 Vincent Shunsky
                            Vice President of Finance
                                   Maxco, Inc.
                                 P.O. Box 80737
                                Lansing, MI 48908
                                 (517) 321-3130
            (Name, Address and Telephone Number of Agent for Service)
                          ----------------------------

                                   Copies to:
                              Josephine L. Cameron
                      WARREN CAMERON FAUST & ASCIUTTO, P.C.
                                 P.O. Box 26067
                             Lansing, Michigan 48909
                                 (517) 349-8600

                         CALCULATION OF REGISTRATION FEE


=============================================================================================================
                                               Proposed               Proposed
Title of Securities                            Maximum                maximum
to be Registered                               Offering Price Per     Aggregate              Amount of
                        Amount to be           Share (1)              Offering Price         Registration Fee
                        Registered
-------------------------------------------------------------------------------------------------------------
Maxco, Inc.             500,000 Shares         $7.50                   $3,750,000            $1,042.50
Common Stock
=============================================================================================================

(1) Represents the average of the high and low price for the Company's Common Stock on November 13, 1998 as reported by the Nasdaq National Market, as required by Rule 457(c).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The Company hereby incorporates by reference in this Registration
Statement:

      (a) The Company's Annual Report on Form 10-K for the year ended March 31, 1998;

      (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;

      (c) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998; and

      (d) The description of the Company's securities included in its registration statement pursuant to Section 12(g) of the Exchange Act, SEC File No. 0-2762.

      All periodic reports or proxy materials filed by the Company pursuant to section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and shall be a part thereof from the date of filing of such documents.

Item 5.  Interests of Named Experts and Counsel.

      The legality of the issuance of the Common Stock to be sold by the Company and certain other legal matters pertaining to the issuance and sale of the stock by the Company will be passed on by Warren Cameron Faust & Asciutto, P.C., Lansing, Michigan, the general counsel of the Company. Attorneys for Warren Cameron Faust & Asciutto, P.C. own 33,280 shares of Maxco, Inc. common stock.

Item 6.  Indemnification of Directors and Officers.

      The Bylaws of the Registrant provide that the Registrant may indemnify any and all of its directors and officers, former directors and officers, and the current and former directors or officers of another corporation, partnership, joint venture, trust or other enterprise in which they are or were serving at the request of the Registrant, to the full extent of Michigan law, including against any and all expenses, including legal fees, actually and reasonably incurred by such directors or officers or former directors or officers in connection with such action, in which they, or any of them, are made parties or a party, by reason of being or having been directors or officers of the Registrant, or of such other entity, if they acted in good faith and in a manner they reasonably believed to be in the best interest of the Registrant, and had no reason to believe their conduct was unlawful.

      With respect to actions or suits by or in the name of the Registrant to procure a judgment in its favor, no indemnification shall be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable for negligence or misconduct in the performance of its duty to the Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

      The Articles of Incorporation of the Registrant provide that, to the full extent that the laws of the State of Michigan permit the limitation or elimination of the liability of directors or officers, no director or officer of the corporation shall be personally liable to the corporation or its stockholders for damages for breach of any duty owed to the corporation or its stockholders.

      Michigan law allows the elimination of a director's personal liability to the corporation or its shareholders for monetary damages for a breach of the director's fiduciary duty. However, a director's liability may not be eliminated or limited for: i) a breach of the director's duty of loyalty to the corporation or its shareholders, ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, iii) violations of acts specifically enumerated in the statute, or iv) transactions from which the director derived an improper personal benefit.

Item 8.  Exhibits

Exhibit Number       Description of Document
--------------       -----------------------
4.1                  Resolution establishing Series Three Preferred Shares is
                     hereby incorporated by reference from Form S-4 dated
                     November 4, 1991 (File No. 33-43855)

4.2                  Resolution authorizing the redemption of Series Two
                     Preferred Stock, establishing Series Four Preferred Stock and the terms of the subordinated notes is hereby incorporated by reference from Form 10-Q dated February 14, 1997.

4.3 Resolution establishing Series Five Preferred Shares is hereby incorporated by reference from Form 10-K dated June
                     5, 1997.

5                    Opinion of Warren Cameron Faust & Asciutto, P.C.

23.1                 Consent of Warren Cameron Faust & Asciutto, P.C.
                     (Included in Exhibit 5)

23.2                 Consent of Independent Accountants

24                   Power of Attorney (Included on Signature Page)

Item 9.  Undertakings        .

      (a) The undersigned Registrant hereby undertakes:

               i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               ii) That for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               iii) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undersigned Registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the Plan who do not otherwise receive such material as shareholders of the registrant, at the time and in the manner such material is sent to its shareholders, copies of all reports, proxy statements and other communications distributed to its shareholders generally.

      (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

      Each person whose signature appears below hereby appoints Eric L. Cross, Executive Vice President, and Vincent Shunsky, Vice President of Finance, or either of them, his true and lawful attorney-in-fact with authority together or individually to execute and to file with the Securities and Exchange Commission, any amendments to this Registration Statement on Form S-8, together with any exhibits and other documents.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lansing, State of Michigan, on this 17th day of November, 1998.

                                    MAXCO, INC.

                                    By:    Max A. Coon
                                       ---------------------------
                                           Max A. Coon, President

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

   Max A. Coon                                  Dated:  November 17, 1998
--------------------------------------------          -------------------------
Max A. Coon, President
(Principal Executive Officer) and Director

   VINCENT SHUNSKY                              Dated:  November 17, 1998
--------------------------------------------          -------------------------
Vincent Shunsky, Vice President of Finance
(Principal Financial and Accounting Officer)

   ERIC L. CROSS                                Dated:  November 17, 1998
--------------------------------------------          -------------------------
Eric L. Cross, Director

   CHARLES J. DRAKE                             Dated:  November 17, 1998
--------------------------------------------          -------------------------
Charles J. Drake, Director

                                                Dated:
--------------------------------------------          -------------------------
Joel I. Ferguson, Director

   RICHARD G. JOHNS                             Dated:  November 17, 1998
--------------------------------------------          -------------------------
Richard G. Johns, Director

   J. MICHAEL WARREN                            Dated:  November 17, 1998
--------------------------------------------          -------------------------
J. Michael Warren, Director

   MICHAEL W. WISTI                             Dated:  November 17, 1998
--------------------------------------------          -------------------------
Michael W. Wisti, Director

                                                Dated:
--------------------------------------------          -------------------------
Andrew S. Zynda, Director

                                 EXHIBIT INDEX
                                 -------------



Exhibit 5                  Opinion of Warren Cameron Faust & Asciutto P.C.

Exhibit 23.2               Consent of Independent Accountants